                  U.S. SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549







                                   FORM 8-K
                                Current Report
                REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

                    SECURITIES AND EXCHANGE ACT OF 1934







                               March 4, 1999
                              Date of Report
                    (Date of earliest event reported)


                               WSF CORPORATION

                 (D.B.A. Wall Street Financial Corporation)
     (Exact name of Small Business Issuer as specified in its charter)







        Delaware                    0-17117                  99-0240826
       (State of              (Commission File No.)      (I.R.S. Employer
      Incorporation)                                     Identification No.)


     1088 Bishop Street, Suite 202, Honolulu, HI, USA        96813

     (Address of principal executive offices)              (Zip Code)





  Registrant's telephone number, including area code:  (808) 526-3999

 Listed OTCBB "WSFI"
____________________________________________________________________________





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Item 1.    Changes in Control of Registrant



     Not applicable





Item 2.    Acquisition or Disposition of Assets



     Not Applicable





Item 3.    Bankruptcy or Receivership



     Not Applicable





Item 4.    Changes in Registrant's Certifying Accountant



     Not Applicable





Item 5.    Other Events



     On January 27, 1999, the Board of Directors of the Company approved the appointment of James G. Caldwell to the Board of Directors of the Company.



     On February 1, 1999, the Company engaged James G. Caldwell as President and Chief Operating Officer of the Company and its subsidiaries.


     On February 2, 1999, the Company engaged Cornerstone Financial Co. LLC. of New York, as Financial Advisor to the Company on an exclusive basis. Cornerstone Financial Co., LLC. will assist the Company in its efforts to obtain financing to develop its real estate holdings in Belize, to achieve its growth goals through synergistic acquisitions and to list the Company's stock on AMEX or NASDAQ.



Item 6.    Resignations of Registrant's Directors


     Roy S. Adaniya, M.D, Chairman of the Board's Compensation Committee Chairman and acting Chief Operating Officer until replaced by Mr. Caldwell, resigned from the Board of Director's of the Company. His resignation was accepted on February 16, 1999.


Item 7.    Financial Statements and Exhibits



     Press Release   RE: WSF hires New President, Exhibit  A .



                         SIGNATURES


Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    WSF Corporation


                                    By /s/ Gerhart W. Walch

                                    Gerhart W. Walch
                                    Chairman of the Board




                                Exhibit "A"


HONOLULU   (BUSINESS WIRE)   Feb. 2, 1999   WSF Corp. (OTC BB: WSFI) will
retain the services of noted real estate developer James G. Caldwell as President and Chief Operating officer, it was announced today by Chairman Gerhart W. Walch.

Caldwell, who has been responsible for the development of large-scale real estate projects in both Hawaii and California, will join WSF immediately. He will also be a member of the WSF Board of Directors.

Caldwell will also be responsible for overseeing WSF Trust Corporation of Belize and its three subsidiaries, the Salt Creek Club, a private member 14-acre club; Mayan Plantation, Ltd., timber processing operation; and Mayan Resorts, Ltd., a land use and management company.

"We are pleased to welcome someone aboard with the experience and reputation of James Caldwell," said Walch. He has been involved in a number of very successful development projects in different climates and is exactly the person we need to us move forward with our Belize operations.

In Belize, Caldwell will initially complete the Salt Creek Club and then work on a golf course, a business park and a conference resort facility, subject to obtaining development financing and government approvals. WSF is also controlling owner of Compradore Limited, which is the titleholder for the 31,000-acre oceanfront Salt Creek Estate in the northern half of the country.

Among Caldwell s real estate achievements in California are the oceanfront 5,000-acre Sea Ranch in Northern California, the 1,000-acre national award winning Camarillo Springs project near Los Angeles, and an 800-acre luxury golf course in Bel Air.

In Hawaii, Caldwell, was the project manager and, later, senior vice president for Castle & Cooke (NYSE) in the development of the company's affordable housing sections of the 3,500-acre Mililani Town, and a 240-acre Business Technology Park. He also served for four years as managing director for Honfed Bank in Honolulu, and was a member of the bank's executive committee. Earlier, Caldwell was a Foreign Service Officer for the U.S. Government.

Caldwell, who was born in the Philippines, is a graduate of the University of Southern California and will allocate time between WSF's corporate offices in Honolulu and its Belize operations.



CONTACT:

ProComm Public Relations
Jim Boersema, 808/528-3159

KEYWORD:  HAWAII CALIFORNIA





BW 0387 FEB 02, 1999



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